CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of our report dated March 31, 2015 relating to the financial statements of iWallet Corporation for the years ended December 31, 2014 and 2013 in this Registration Statement on Form S-8.

Signed:

/S/ “MNP LLP”

Toronto, Ontario

October 19, 2015

ACCOUNTING › CONSULTING › TAX 900-50 BURNHAMTHORPE ROAD WEST, MISSISSAUGA ON, L5B 3C2 P: 416.626.6000 F: 416.626.8650 MNP.ca